exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:	Jennifer Schmidt
Phone:	949.333.1721
Email:	jschmidt@steadfastcmg.com

Steadfast Apartment REIT ACQUIRES FIRST ASSET

IRVINE, Calif.,  May 29, 2014 – Steadfast Apartment REIT announced today the acquisition of its first apartment community, Villages at Spring Hill, a 176-unit complex located in Spring Hill, Tenn.,  for $14.2 million. As previously disclosed, in connection with the property acquisition, previously authorized cash distributions equal to an annualized rate of 6.0 percent on the purchase price of $15.00 per share will begin being paid.

Villages at Spring Hill is a well-leased apartment community located 40 minutes south of Nashville. Built in 1994, it consists of 15 two-story buildings with one- and two-bedroom apartments and three-bedroom townhomes. The units average 916 square feet and average in-place rents are $808.

All apartment homes feature washer and dryer connections, ample closet and storage space, fully-equipped kitchens, and cozy wood-burning fireplaces in select units.

Community amenities include a pool, 24-hour maintenance, tennis courts, laundry facilities, picnic and grill area, and a sand volleyball court.

The property presents a value-enhancement opportunity and Steadfast plans to complete selective interior upgrades when turning the apartment homes between residents.

“These are two very important milestones for our new REIT,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “Villages at Spring Hill complements the REIT's strategy of acquiring quality apartment communities in top-performing markets. We believe this acquisition approach will bode well for the REIT and its investors.”

2-2-2 Steadfast Apartment REIT Acquires First Property and Begins Distribution Payments

Spring Hill is an attractive bedroom community that offers residents convenient access to many shopping, entertainment and dining options. Its economy is bolstered by larger employers such as the General Motors assembly plant. The auto maker plans to inject an additional $350 million into the plant to support additional mid-size vehicle production—retaining/creating an estimated 1,800 jobs.  Other major area employers include the Maury Regional Medical Center and IBEX Global.

About Steadfast Apartment REIT

Steadfast Apartment REIT intends to use the proceeds from its continuous offering to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles. The company’s objectives are to realize capital appreciation in the value of investments over the long term and pay an attractive and stable cash distribution to shareholders.

Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico. Steadfast Capital Markets Group, the securities and financial services division of Steadfast Companies, is the dealer manager and will distribute the product through retail broker-dealers and investment advisors.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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